EXHIBIT 1

ADVANCE/NEWHOUSE PARTNERSHIP

6350 COURT STREET • EAST SYRACUSE, NY 13057

August 4, 2025

Via Email

Charter Communications, Inc.

400 Atlantic Street

Stamford, CT 06901

Attention: Jamal Haughton

Telephone: (203) 428-0238

Email: jamal.haughton@charter.com

cc:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Cohen

Telephone: (212) 403-1000

Email: sacohen@wlrk.com

Re: Suspension Notice

Dear Jamal,

This notice is being provided pursuant to Section 5 of the Letter Agreement, dated as of December 23, 2016, as amended by the Letter Agreement, dated as of December 21, 2017, and as supplemented by the Letter Agreement, dated as of February 23, 2021, in each case by and between Charter Communications Inc. (“Charter”) and Advance/Newhouse Partnership (“A/N”) (the “Letter Agreement”).

Pursuant to and in accordance with Section I.10 of Annex A of the Letter Agreement, A/N hereby provides notice to Charter that it wishes to suspend the standing share repurchase agreement between A/N and Charter set forth in the Letter Agreement (the “Suspension”). In accordance with the terms of the Letter Agreement, the Suspension shall take effect immediately after the occurrence of the first Repurchase Closing following the date hereof. A/N presently intends for the Suspension to continue through the consummation of the closing of the transactions contemplated by the Transaction Agreement, dated as of May 16, 2025, by and between Charter, Charter Communications Holdings, LLC and Cox Enterprises, Inc., or the termination thereof, but reserves the right to end such Suspension before or after such time. In the event that A/N chooses to end the Suspension and thereby resume participation in the arrangements described in the Letter Agreement, A/N will provide written notice to you with effect as to repurchases that take place following the date of such notice.

Sincerely,

By:	/s/ Oren Klein
	Name:	Oren Klein
	Title:	Chief Financial Officer

cc:

Advance/Newhouse Partnership

One World Trade Center, 43rd Floor

New York, NY 10007

Attention:   Oren Klein

Michael D. Fricklas

Telephone: (212) 286-4232

(212) 286-7386

Email: oklein@advance.com

mfricklas@advance.com